EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 1, 2022, with respect to the combined financial statements of RXO (formerly known as NAT SpinCo), incorporated herein by reference.

/s/ KPMG LLP

Stamford, Connecticut

October 25, 2022